Exhibit 99.1

oti Reports Fourth Quarter and Full Year 2015 Financial Results

Rosh Pina, Israel – March 23, 2016 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the fourth quarter and fiscal year ended December 31, 2015.

Q4 2015 Operational Highlights

•	Introduced a new product lineup developed to support entry into new growth markets and industry verticals, including ATM, kiosk and gaming.

•	Outsourced manufacturing and production to third-party vendors, allowing for greater efficiency, reduced operating cost and higher margins.

•
Exhibited with Nidec Sankyo Corporation, a leading provider of card readers and unit of Nidec Corporation, at Money20/20, the world’s largest event focused on payments and financial services innovation. oti’s new Pay Capsule was well received by attendees, partners and prospective customers.

Q4 2015 Financial Details

Total revenues increased 52% to $5.7 million from $3.8 million in the previous quarter and 5% from $5.5 million in the same year-ago period.

Gross profit increased 39% to $2.9 million (51% of revenue) from $2.1 million (55% of revenue) in the previous quarter and up 15% from $2.5 million (46% of revenue) in the same year-ago period.

Operating expenses totaled $4.1 million, declining 6% from $4.4 million in the previous quarter and down 19% from $5.0 million in the same year-ago period.

Net loss from continuing operations totaled $1.4 million or $(0.03) per share, an improvement from a net loss from continuing operations of $2.4 million or $(0.06) per share in the prior quarter, and a net loss from continuing operations of $2.6 million or $(0.08) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations improved to $789,000 from a loss of $1.2 million in the prior quarter, and from a loss of $1.6 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments totaled $10.9 million, compared to $11.5 million at the end of the prior quarter.

Full Year 2015 Financial Details

Total revenues decreased 14% to $19.9 million from $23.1 million in 2014.

Gross profit was $10.1 million (51% of revenue) compared to $11.1 million (48% of revenue) in 2014

Operating expenses were $17.4 million, a decrease of 15% from $20.6 million in 2014.

Net loss from continuing operations totaled $8.0 million or $(0.20) per share, compared to a net loss from continuing operations of $10.2 million or $(0.30) per share in 2014.

Adjusted EBITDA loss from continuing operations improved to $3.8 million from a loss of $5.8 million in 2014.

Management Commentary

“2015 marked a transformational period in oti’s financial and operational development,” said company CEO, Shlomi Cohen. “We implemented key strategic initiatives designed to optimize our manufacturing processes, accelerate growth and reduce costs.

“Our success in these endeavors was reflected in our improving financial performance, highlighted by topline growth in Q4, as well as dramatically lower operating expenses and improved gross margins in both the fourth quarter and full year. In fact, our total operating expenses for 2015 decreased 15% year-over-year, and we achieved a 53% year-over-year reduction in cash used by our operations.

“We reapportioned some of these cost savings to strengthen our sales organization in terms of both personnel and geographic reach. Our sales and marketing team has increased over the last six months, reflecting a transition to a more capable and expanded sales organization that can better capitalize on the strong growth and tailwinds in the cashless payment market.

“Our recent customer wins and new strategic partnerships demonstrate the effectiveness of our expanded sales capabilities and new go-to-market strategy. These wins also demonstrate the demand for our new products, which all together have allowed us to enter new verticals and geographic regions, including Spain, Portugal, Italy and the Czech Republic. oti’s solutions are now distributed in two of the top six vending markets in Europe, which account for approximately one million machines. Collectively, our Pan European distributor network represents an incremental two million vending machines opportunity for oti.

“Allowing us to more fully capitalize on these opportunities in Europe, we recently received the ‘green light’ to support payment-processing services for vending and kiosk operators in the European Union. In collaboration with a multinational bank and a leading payment processor, we can now offer a greatly simplified setup and maintenance process as a ‘one-stop-shop’ for operators that is unparalleled in our industry. In addition to expanding our market opportunity, it also adds another significant recurring revenue stream for oti.

“Along this line, a key measure of our success in 2016 will be our ability to establish and expand recurring revenue sources that will provide greater revenue visibility and predictability. We anticipate that our new partnership with Apriva will begin to contribute recurring revenue in the second half of the year.

“We entered 2016 with a considerably expanded product portfolio along with a strong pipeline of new business—key ingredients for our long-term success. Our strategic plan for 2016 involves accelerating our growth, generating recurring revenue, and reducing expenses. We are confident the successful execution of this plan will position oti as a growing technology leader in the revolutionary Internet of Things. While there is more work ahead, we are in an ideal position to capitalize on the global multi-billion dollar cashless payment market and deliver long-term growth in shareholder value.”

Conference Call

oti will hold a conference call today (March 23, 2016) at 10:30 a.m. Eastern time to discuss these results. oti CEO Shlomi Cohen and CFO Yishay Curelaru will host the presentation, followed by a question and answer period.

Date: Wednesday, March 23, 2016
Time: 10:30 a.m. Eastern time
U.S. dial-in: 1-877-407-0784
International dial-in: 1-201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A replay of the call will be available after 1:30 p.m. Eastern time through April 23, 2016.

U.S. replay dial-in: 1-877-870-5176
International replay dial-in: 1-858-384-5517
Replay ID: 13632167

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense, patent litigation and maintenance expenses and other expenses. oti believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of oti’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
 (In thousands, except share and per share data)

	Year ended December 31		Three months ended December 31
	2015	2014	2015	2014
Net loss	$(7,239)	$(9,882)	$(1,444)	$(2,339)

Net (income) loss from discontinued operations	(757)	(315)	66	(274)
Financial expenses, net	619	577	77	180
Depreciation	1,251	1,307	310	348
Taxes on income	122	110	84	(92)

TOTAL EBITDA FROM CONTINUING OPERATIONS	$(6,004)	$(8,203)	$(907)	$(2,177)

Patent litigation and maintenance	$858	$1,543	$28	$330
Other expenses (income), net	914	(13)	(4)	(13)
Stock based compensation	463	875	94	233
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(3,769)	$(5,798)	$(789)	$(1,627)

About oti
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which is not part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. For example, forward-looking statements include statements regarding our intent to rollout new products and our position to capitalize on the cashless payment market. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Nir (Neil) Barr
oti Marketing Director
+972-4-686-8004
press@otiglobal.com

ON TRACK INNOVATIONS LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	December 31
	2015	2014
Assets

Current assets
Cash and cash equivalents	$5,450	$5,351
Short-term investments	5,454	11,048
Trade receivables (net of allowance for doubtful
accounts of $778 and $671 as of December 31, 2015
and December 31, 2014, respectively)	2,418	4,299
Other receivables and prepaid expenses	2,183	2,530
Inventories	3,330	3,703

Total current assets	18,835	26,931

Long term restricted deposit for employees benefit	524	555

Severance pay deposits	455	614

Property, plant and equipment, net	8,668	9,234

Intangible assets, net	180	-

Deferred tax asset	-	47

Total Assets	$28,662	$37,381

ON TRACK INNOVATIONS LTD.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	December 31
	2015	2014
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,815	$3,617
Trade payables	5,441	7,306
Other current liabilities	2,724	2,656
Total current liabilities	11,980	13,579

Long-Term Liabilities
Long-term loans, net of current maturities	2,359	2,161
Accrued severance pay	1,148	1,456
Deferred tax liability	352	302
Total long-term liabilities	3,859	3,919

Total Liabilities	15,839	17,498

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of December 31, 2015 and
2014; issued: 42,014,673 and 41,996,602
shares as of December 31, 2015 and 2014,
respectively; outstanding: 40,835,974 and 40,817,903 shares
as of December 31, 2015 and 2014, respectively	1,055	1,055
Additional paid-in capital	225,925	224,234
Treasury shares at cost - 1,178,699 shares as of December 31,
2015 and 2014.	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,084)	(800)
Accumulated deficit	(209,254)	(202,103)
Total Shareholder’s equity	14,642	20,386
Non-controlling interest	(1,819)	(503)

Total Equity	12,823	19,883

Total Liabilities and Equity	$28,662	$37,381

ON TRACK INNOVATIONS LTD.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Year ended December 31		Three months ended December 31
	2015	2014	2015	2014
Revenues
Sales	$13,123	$17,286	$3,108	$3,905
Licensing and transaction fees	6,738	5,776	2,607	1,550
Total revenues	19,861	23,062	5,715	5,455

Cost of revenues
Cost of sales	9,396	12,006	2,500	2,940
Cost of licensing and transaction fees	325	-	325	-
Total cost of revenues	9,721	12,006	2,825	2,940

Gross profit	10,140	11,056	2,890	2,515
Operating expenses
Research and development	3,648	4,664	936	1,002
Selling and marketing	7,246	8,230	1,858	2,070
General and administrative	4,729	6,142	1,289	1,651
Patent litigation and maintenance	858	1,543	28	330
Other expenses (income), net	914	(13)	(4)	(13)

Total operating expenses	17,395	20,566	4,107	5,040

Operating loss from continuing operations	(7,255)	(9,510)	(1,217)	(2,525)
Financial expense, net	(619)	(577)	(77)	(180)

Loss from continuing operations before taxes on income	(7,874)	(10,087)	(1,294)	(2,705)
Taxes on income	(122)	(110)	(84)	92

Net loss from continuing operations	(7,996)	(10,197)	(1,378)	(2,613)
Total income (loss) from discontinued operations	757	315	(66)	274
Net loss	(7,239)	(9,882)	(1,444)	(2,339)

Net loss (income) attributable to noncontrolling interest	88	(42)	85	(5)
Net loss attributable to shareholders	$(7,151)	$(9,924)	$(1,359)	$(2,344)

Basic and diluted net profit (loss) attributable to
shareholders per ordinary share
From continuing operations	$(0.20)	$(0.30)	$(0.03)	$(0.08)
From discontinued operations	$0.02	$0.01	$(0.01)	$0.01
	$(0.18)	$(0.29)	$(0.04)	$(0.07)
Weighted average number of ordinary shares used in computing basic and diluted net profit (loss) per ordinary share	40,869,820	34,013,870	40,874,474	34,290,198

ON TRACK INNOVATIONS LTD.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Year ended December 31
	2015	2014
Cash flows from continuing operating activities
Net loss from continuing operations	$(7,996)	$(10,197)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees and others	463	875
Gain on sale of property and equipment	(4)	(10)

Gain from sale and shut down of subsidiaries	-	(3)
Accrued interest and linkage differences	27	87
Depreciation	1,251	1,307

Changes in operating assets and liabilities:
Accrued severance pay, net	(149)	(126)
Deferred tax, net	122	108
Decrease in trade receivables, net	2,212	432
Decrease in other receivables and prepaid expenses	393	132
Decrease (increase) in inventories	254	(334)
Decrease in trade payables	(1,290)	(630)
Increase (decrease) in other current liabilities	223	(1,263)
Net cash used in continuing operating activities	(4,494)	(9,622)

Cash flows from continuing investing activities

Purchase of property and equipment	(1,515)	(1,573)
Purchase of short term investments	(4,181)	(11,433)
Proceeds from restricted deposit for employees benefit	144	-
Proceeds from maturity or sale of short term investments	9,779	2,967
Investment in capitalized product costs	(200)	-
Investment in restricted deposit for employees benefit	(281)	-
Proceeds from sale of property and equipment	38	14
Net cash provided by (used in) continuing investing activities	3,784	(10,025)

Cash flows from continuing financing activities
Decrease in short-term bank credit, net	(422)	(25)
Proceeds from long-term bank loans	1,480	52
Repayment of long-term bank loans	(747)	(1,019)
Proceeds from issuance of shares, net of issuance expenses	-	10,444
Proceeds from exercise of options and warrants	(* )	965

Net cash provided by continuing financing activities	311	10,417

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(45)	(1,430)
Net cash provided by discontinued investing activities	795	1,708
Net cash used in discontinued financing activities	-	(154)
Total net cash provided by discontinued operations	750	124

Effect of exchange rate changes on cash and cash equivalents	(252)	(505)

Increase (decrease) in cash and cash equivalents	99	(9,611)
Cash and cash equivalents at the beginning of the year	5,351	14,962

Cash and cash equivalents at the end of the year	$5,450	$5,351

(*) Less than $1.